Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2016
Pangaea announces positive earnings and cash flow
NEWPORT, RI - November 10, 2016 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2016.
Third Quarter Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. was $6.1 million, compared to net income of $3.0 million in the third quarter of 2015

•	Earnings per common share of $0.17 for the third quarter of 2016 compared to earnings per common share of $0.08 in the third quarter of 2015

•	Adjusted EBITDA[1] increased to $11.3 million for the third quarter of 2016, compared with $8.1 million for the third quarter of 2015

•	Cash flow from operations was $18.3 million for the nine months ended September 30, 2016, compared with $17.4 million for the nine months ended September 30, 2015

•	At the end of the third quarter, Pangaea had $28.2 million in cash and cash equivalents

Edward Coll, Chairman and Chief Executive Officer of Pangaea Logistics Solutions, commented, “This quarter illustrated the impact that our proactive, asset-right business model can have during challenging market conditions. Net income for the quarter doubled year-over-year, as did earnings per share. We continue to find value in remaining nimble, operating efficiently, and being active while others remain stagnant. Our risk mitigation, prudent approach to cash management, and backhaul strategy will continue to drive our growth as we service our clients, including those in specialized trades such as ice-class, which generated impressive performance this quarter. This strategy, combined with a world-class, highly-experienced team of professionals, will drive our ultimate goal of consistently maximizing shareholder value."

Results for the Three Months Ended September 30, 2016 and 2015
For the three months ended September 30, 2016, the Company reported net income of $6.1 million, or $0.17 per common share compared to net income of $3.0 million, or $0.08 per common share for the same period of 2015.
Adjusted EBITDA was $11.3 million in the three months ended September 30, 2016 and $8.1 million for the three months ended September 30, 2015. The increase was attributable to the success of our business model, coupled with lower cost of bunkers consumed, lower charter hire expense, and a reduction in vessel operating expenses. Pangaea’s strategy of relying on COAs and minimizing risks associated with falling market rates by chartering vessels into our fleet only as necessary to perform under the COAs and firm contracts has continued to serve the Company well. This flexible fleet strategy reduces the risk of idle time in an environment with limited profitable fronthaul employment. In addition, the Company is able to charter-in tonnage at market rates available when contracts are negotiated and positive margins are assured.

1 Adjusted EBITDA is a non-GAAP measure and represents income from operations before depreciation, amortization, loss on impairment and non-recurring items, if applicable. See Reconciliation of Adjusted EBITDA.

Total revenue for the three months ended September 30, 2016 was $70.8 million as compared to $71.2 million in 2015. Demand for the Company's services increased in 2016 but, due to lower market rates, total revenues declined. Total shipping days increased 15% for the three months ended September 30, 2016 over the same period of 2015.
Markets
Mr. Coll noted, "There is no question we are still in a challenging market environment as our industry struggles with low rates, a disadvantageous supply-demand dynamic for vessels and volatility across a wide range of commodities. However, we are encouraged by the gradual easing we’re seeing for several of these headwinds. And while it would be premature to ascribe too much weight to the recent improvement in rates, we do believe the market is starting to behave more rationally. Irrespective of the day-to-day movement of the indexes, we will continue to operate our business prudently and focus on opportunities to secure above-market rates through our differentiated expertise and business model as we believe that firms who remain proactive during these conditions are well-positioned to benefit from future improvements in the operating environment."

Cash Flows
Cash and cash equivalents were $28.2 million as of September 30, 2016, compared with $37.5 million on December 31, 2015.
For the nine months ended September 30, 2016, the Company’s net cash provided by operating activities was $18.3 million, compared to $17.4 million for the nine months ended September 30, 2015.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results tomorrow, November 11, 2016 at 8:00 a.m., Eastern Time (ET). Following a recorded discussion of the quarterly results, Edward Coll, Chairman and Chief Executive Officer, and Anthony Laura, Chief Financial Officer, will be available to answer questions from attending participants. To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 15286049.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for one week and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 15286049.

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues:
Voyage revenue	$65,986,320	$64,599,552	$161,509,615	$216,081,290
Charter revenue	4,797,572	6,588,613	10,173,501	15,325,435
	70,783,892	71,188,165	171,683,116	231,406,725
Expenses:
Voyage expense	29,166,651	30,392,418	74,434,257	103,845,834
Charter hire expense	19,655,327	20,601,908	43,199,730	60,456,502
Vessel operating expense	7,483,507	8,462,370	22,277,417	23,364,200
General and administrative	3,179,287	3,595,398	9,151,608	11,830,209
Depreciation and amortization	3,532,171	3,195,437	10,576,223	9,457,269
Loss on sale of vessels	—	71,882	—	638,638
Total expenses	63,016,943	66,319,413	159,639,235	209,592,652

Income from operations	7,766,949	4,868,752	12,043,881	21,814,073

Other (expense) income:
Interest expense, net	(1,258,105)	(1,493,536)	(4,158,143)	(4,184,240)
Interest expense on related party debt	(79,712)	(110,764)	(235,212)	(336,493)
Unrealized gain (loss) on derivative instruments	161,002	(513,678)	1,212,434	672,873
Other (expense) income	(8,097)	30,000	(42,754)	174,084
Total other expense, net	(1,184,912)	(2,087,978)	(3,223,675)	(3,673,776)

Net income	6,582,037	2,780,774	8,820,206	18,140,297
(Income) loss attributable to noncontrolling interests	(517,701)	221,895	(1,429,132)	(2,077,062)
Net income attributable to Pangaea Logistics Solutions Ltd.	$6,064,336	$3,002,669	$7,391,074	$16,063,235

Earnings per common share:
Basic	$0.17	$0.08	$0.21	$0.46
Diluted	$0.17	$0.08	$0.21	$0.46

Weighted average shares used to compute earnings
per common share
Basic	35,165,532	35,490,097	35,148,793	35,165,169
Diluted	35,347,403	35,490,097	35,299,839	35,165,169

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$28,192,492	$37,520,240
Restricted cash	6,504,072	2,003,341
Accounts receivable (net of allowance of $4,812,243 at
September 30, 2016 and $5,067,194 at December 31, 2015)	14,811,060	19,617,943
Bunker inventory	9,336,297	7,490,590
Advance hire, prepaid expenses and other current assets	5,150,593	2,679,292
Total current assets	63,994,514	69,311,406

Fixed assets, net	278,821,101	255,145,807
Investments in newbuildings in-process	11,818,000	42,505,783
Total assets	$354,633,615	$366,962,996

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$19,703,744	$22,156,202
Related party debt	12,578,635	13,321,419
Deferred revenue	3,523,305	4,448,795
Current portion long-term debt	18,002,784	19,499,262
Dividend payable	12,624,825	12,724,825
Total current liabilities	66,433,293	72,150,503

Secured long-term debt, net	112,027,117	129,496,153

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 36,575,171 shares issued and outstanding at September 30, 2016; 36,503,837 shares issued and outstanding and December 31, 2015	3,658	3,650
Additional paid-in capital	133,512,060	133,075,409
Accumulated deficit	(17,475,460)	(24,866,534)
Total Pangaea Logistics Solutions Ltd. equity	116,040,258	108,212,525
Non-controlling interests	60,132,947	57,103,815
Total stockholders' equity	176,173,205	165,316,340
Total liabilities and stockholders' equity	$354,633,615	$366,962,996

Pangaea Logistics Solutions Ltd.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net income	$8,820,206	$18,140,297
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	10,576,223	9,457,269
Amortization of deferred financing costs	513,311	591,444
Unrealized gain on derivative instruments	(1,212,434)	(672,873)
Loss (gain) from equity method investee	68,477	(61,357)
Provision for doubtful accounts	982,393	453,421
Loss on sales of vessels	—	638,638
Write off unamortized financing costs of repaid debt	—	25,557
Share-based compensation	274,286	372,595
Change in operating assets and liabilities:
Increase in restricted cash	499,269	—
Accounts receivable	3,824,491	2,437,783
Bunker inventory	(1,845,707)	5,587,153
Advance hire, prepaid expenses and other current assets	(2,471,301)	3,006,412
Drydocking costs	(42,478)	(643,000)
Accounts payable, accrued expenses and other current liabilities	(743,918)	(15,671,505)
Deferred revenue	(925,490)	(6,279,262)
Net cash provided by operating activities	18,317,328	17,382,572

Investing activities
Purchase of vessels	(319,433)	(44,795,804)
Proceeds from sale of vessels	—	8,265,179
Deposits on newbuildings in-process	(3,053,000)	(3,470,000)
Purchase of building and equipment	(315,818)	(59,380)
Purchase of non-controlling interest	—	(250,000)
Net cash used in investing activities	(3,688,251)	(40,310,005)

Financing activities
Proceeds of related party debt	1,522,500	4,680,001
Payments of related party debt	(2,500,497)	(1,216,250)
Proceeds from long-term debt	1,375,971	46,000,000
Payments of financing and issuance costs	(45,755)	(928,201)
Payments of long-term debt	(20,809,044)	(17,602,405)
Payments on line of credit	—	(3,000,000)
Common stock dividends paid	(100,000)	(100,000)
Increase in restricted cash	(5,000,000)	—
Proceeds from non-controlling interests	1,600,000	—
Distribution to non-controlling interest	—	(521,920)
Net cash (used in) provided by financing activities	(23,956,825)	27,311,225

Net (decrease) increase in cash and cash equivalents	(9,327,748)	4,383,792
Cash and cash equivalents at beginning of period	37,520,240	29,817,507
Cash and cash equivalents at end of period	$28,192,492	$34,201,299

Disclosure of noncash items
Cash paid for interest	$3,520,635	$3,882,603

Pangaea Logistics Solutions Ltd.
Reconciliation of Adjusted EBITDA and Adjusted Earnings Per Share

	Three Months Ended September 30,
	2016	2015
Adjusted EBITDA (in millions)
Income from operations	7,766,949	4,868,752
Depreciation and amortization	3,532,171	3,195,437
Adjusted EBITDA	$11,299,120	$8,064,189

Earnings Per Common Share - basic
Net income attributable to Pangaea Logistics Solutions Ltd.	$6,064,336	$3,002,669

Weighted average number of common shares outstanding - basic	35,165,532	35,490,097
Weighted average number of common shares outstanding - diluted	35,347,403	35,490,097

Earnings per common share - basic	$0.17	$0.08
Earnings per common share - diluted	$0.17	$0.08

Adjusted EPS
Net income attributable to Pangaea Logistics Solutions Ltd.	$6,064,336	$3,002,669
Non-GAAP Adjustments:
Add: loss on impairment of vessels	—	—
Add: non-recurring charges	—	—
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$6,064,336	$3,002,669

Weighted average number of common shares - basic	35,165,532	35,490,097
Adjusted EPS	$0.17	$0.08

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including (1) adjusted EBITDA and (2) adjusted earnings per share (“EPS”). These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted EBITDA and Adjusted EPS. Adjusted EBITDA represents income from operations before depreciation, amortization, loss on impairment of vessels and non-recurring charges, if applicable. Adjusted Earnings Per Share represents total earnings attributable to Pangaea Logistics Solutions Ltd. before loss on impairment of vessels and non-recurring charges, divided by the weighted average number of common shares outstanding - basic. There are limitations related to the use of Adjusted EBITDA and Adjusted EPS versus net income, income from operations, and EPS calculated in accordance with GAAP. The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.